SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
              Act of 1934 (Amendment No.          )

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

              GENERAL EMPLOYMENT ENTERPRISES, INC.
        (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies: ____________________________________________________
     (2)  Aggregate number of securities to which transaction
          applies: ____________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
          state how it was determined):
          _____________________________________________________________
     (4)  Proposed maximum aggregate value of transaction: ____________
     (5)  Total fee paid: _____________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid: _____________________________________
     (2)  Form, Schedule or Registration Statement No.:________________
     (3)  Filing Party:________________________________________________
     (4)  Date Filed: _________________________________________________












              GENERAL EMPLOYMENT ENTERPRISES, INC.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

              To be held Tuesday, February 19, 2002

To the Shareholders of

GENERAL EMPLOYMENT ENTERPRISES, INC.

  You are cordially invited to attend the Annual Meeting of Shareholders of General Employment Enterprises, Inc. which will be held in the Lane Room of the Hilton Suites Hotel, 10 Drury Lane, in Oakbrook Terrace, Illinois 60181, on Tuesday, February 19, 2002, at 10:00 a.m., local time, for the following purposes:

  1.   To elect six directors of the Company;
  2. To act upon such other matters as may properly be brought before the meeting.

Shareholders of record at the close of business on December 28, 2001 will be entitled to vote at the meeting.

                                   By Order of the Board of Directors


                                   Nancy C. Frohnmaier
                                   Secretary


Oakbrook Terrace, Illinois
January 15, 2002


                     YOUR VOTE IS IMPORTANT

Even if you plan to attend the Annual Meeting, you are urged to sign, date and promptly return your proxy in the postage paid envelope that is enclosed, so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.



















              GENERAL EMPLOYMENT ENTERPRISES, INC.
                     Oakbrook Terrace Tower
                   One Tower Lane, Suite 2100
                   Oakbrook Terrace, IL  60181

                         PROXY STATEMENT
               For Annual Meeting of Shareholders


  This statement and the accompanying proxy card, which are first being sent to shareholders on approximately January 15, 2002, are being furnished in connection with a solicitation of proxies by the Board of Directors of General Employment Enterprises, Inc. (the "Company"), an Illinois corporation, to be voted at the Annual Meeting of Shareholders to be held on Tuesday, February 19, 2002, at 10:00 a.m., local time, in the Lane Room of the Hilton Suites Hotel, 10 Drury Lane, in Oakbrook Terrace, Illinois 60181.

  The only voting securities of the Company entitled to be voted at the Annual Meeting are the shares of Common Stock, of which there were 5,120,776 outstanding on December 28, 2001, the record date for the Annual Meeting. Shareholders are entitled to one vote for each share held except that, in elections for directors, each shareholder has cumulative voting rights. When voting cumulatively, each shareholder has the number of votes equal to the number of directors to be elected (six) multiplied by the number of his or her shares. Such number of votes may be divided equally among all nominees, may be cumulated for one nominee, or may be distributed on any basis among as many nominees as is desired.

  Each proxy that is properly signed and received before the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated on the proxy card, the shares will be voted for election of the six nominees for director listed in this proxy statement. Proxies given may be revoked at any time before the voting thereof by delivering to the Company a written statement revoking the proxy or a subsequently dated proxy, or by attending the meeting and voting in person.

  A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the total outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum for purposes of the meeting.
Abstentions or broker non-votes will be treated as shares of Common Stock that are present for purposes of determining the presence of a quorum. The six nominees for director receiving the highest number of votes cast will be elected directors of the Company; abstentions and broker non-votes will have no effect on the vote for the election of directors. "Broker non-votes" refers to a broker or other nominee holding shares for a beneficial owner not voting on a proposal because the broker or other nominee does not have discretionary voting power regarding that item and has not received instructions from the beneficial owner.


                      ELECTION OF DIRECTORS

  Six directors are to be elected at the Annual Meeting, to serve until the 2003 Annual Meeting of Shareholders, or until their successors are elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of the nominees named below. If necessary to elect the nominees named below, proxies will be voted cumulatively.

Nominees

  The following information is furnished with respect to each nominee for election as a director:

               Name and Age of Director Nominees,
         Their Primary Occupation and Other Information

HERBERT F. IMHOFF, JR., age 52 - Director of the Company since 1986; Named Chairman of the Board and Chief Executive Officer in July 2001; has been President and Chief Operating Officer since February 1997 and had previously been Executive Vice President since 1986; has served as the Company's general counsel since 1982.

KENT M. YAUCH, age 55 - Elected Director of the Company in July
2001; also named Vice President in July 2001; has served as Chief
Financial Officer and Treasurer of the Company since 1996, and had previously been Treasurer and Controller since 1991.

SHELDON BROTTMAN, age 67 - Director of the Company since 1991; is an attorney, and for more than ten years, has operated a real estate management and development business. Until December 1997, he was President and CEO of Jemm Wholesale Meat Co. in Chicago, Illinois.

DELAIN G. DANEHEY, age 67 - Director of the Company since 1995;
formerly with the auditing firm of Ernst & Young LLP for 31 years, and was a partner when he retired from the firm in 1991.

DENNIS W. BAKER, age 55 - Treasurer of CF Industries, Long Grove,
Illinois, a chemical manufacturing company, where he has been employed for more than ten years in various financial capacities.
Mr. Baker joined the Company's Board in November 2000.

JOSEPH F. LIZZADRO, age 64 - Chairman Emeritus of L&H Company, Oak Brook, Illinois, an electrical contracting firm, where he served as Chairman since 1963. Mr. Lizzadro also serves as a director of Harris Bank, Oakbrook Terrace, Illinois, and Florence Corporation, Glendale Heights, Illinois. He joined the Company's Board in November 2000.

  All of the foregoing nominees are currently serving as directors of the Company and all, with the exception of Mr.
Yauch, were elected by the shareholders at the last Annual
Meeting. Each of the above-named nominees has agreed to serve, if elected.




Information Concerning the Board of Directors and its Committees

  The Board of Directors meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board held seven meetings during the last fiscal year. No director of the Company attended fewer than 75% of the total meetings of the Board and Committee meetings on which such Board members served during this period.

Executive Committee
  The Board of Directors has an Executive Committee consisting of the Board of Directors as a whole, and meetings of the committee may be called or requested by the Chairman of the Board or a majority of the directors. The Executive Committee is authorized to act upon all matters requiring Board approval except the declaration of dividends, corporate reorganization, and merger and acquisition decisions. As provided in the By-Laws of the Company, a majority of the directors constitutes a quorum for the purpose of transacting committee business. No Executive Committee meetings were held in fiscal 2001.

Audit Committee
  The Audit Committee is presently composed of Delain G. Danehey, Chairman; Dennis W. Baker, Sheldon Brottman and Joseph F. Lizzadro, all of whom are independent (as defined in the Charter for the Audit Committee adopted by the Board of Directors May 15,
2000), non-employee directors of the Company. The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, its financial reporting and its internal accounting controls. Specifically, the Audit Committee reviews and approves the scope of the annual audit of the Company's books, reviews the findings and recommendations of the independent auditors at the completion of their audit, and approves annual audit fees and the selection of an auditing firm. The Audit Committee met once during fiscal 2001.

Compensation Committee
  The Compensation Committee is presently composed of Sheldon Brottman, Chairman; Delain G. Danehey, Dennis W. Baker and Joseph
F. Lizzadro. The purpose of the Committee is to review and establish the Company's compensation policies and practices, including salary and incentive compensation programs for senior executives of the Company. The Compensation Committee held two meetings during fiscal 2001.

Stock Option Committee
  The Board has a Stock Option Committee which is currently comprised of non-employee directors: Joseph F. Lizzadro, Chairman; Delain G. Danehey, Dennis W. Baker and Sheldon Brottman. The function of this Committee is to oversee the administration of the Company's stock option plans. The Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, and the terms of such options. The Stock Option Committee met three times during fiscal 2001.

Nominating Committee
  The Board of Directors does not have a standing Nominating
Committee.


Nominations for Directors

  The By-Laws of the Company establish procedures for the nomination of candidates for election to the Board of Directors. The By-Laws provide that the nominations may be made by the Board of Directors or by a committee appointed by the Board of Directors. Any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an annual meeting of shareholders, provided that such shareholder has given actual written notice of his intent to make such nomination or nominations to the secretary of the Company not later than sixty days before the anniversary date of the immediately preceding annual meeting of shareholders. Each such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the Company or its securities or to such nominee's service as a director if elected; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if so elected.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.




                EXECUTIVE OFFICERS OF THE COMPANY

  All executive officers are elected annually by the Board of Directors at the first meeting of the Board held following each annual meeting of shareholders, and they hold office until their successors are elected and qualified. The executive officers of the Company are as follows:

Name and Age                Position and Other Information

HERBERT F. IMHOFF           Chairman of the Board and Chief
 (deceased)                 Executive Officer until his death on
                            June 6, 2001. Mr. Imhoff was the father of Herbert F. Imhoff, Jr.

HERBERT F. IMHOFF, JR. (52) Chairman of the Board and Chief
                            Executive Officer, and President and
                            Chief Operating Officer.  Mr. Imhoff,
                            Jr. is the son of Herbert F. Imhoff.

MARILYN L. WHITE (51)       Vice President. Elected Vice President
                            in 1996, she is responsible for the
                            Company's western division.

GREGORY CHRISOS (45)        Vice President. Elected Vice President
                            of the Company in November 1999; he is
                            responsible for the Company's eastern
                            division, and has been Vice President of TRIAD Personnel Services, Inc., the
                            Company's contract services subsidiary,
                            since 1996.

KENT M. YAUCH (55)          Vice President, Chief Financial Officer
                            and Treasurer.

NANCY C. FROHNMAIER (57)    Vice President since 1995 and Corporate
                            Secretary since 1985.



Section 16(a) Beneficial Ownership Reporting Compliance

  Directors and officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, their transactions related to General Employment Enterprises, Inc. Common Stock. Based solely on review of the copies of these reports furnished to the Company and written representation that no other reports were required, the Company believes that during the 2001 fiscal year, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Listed in the following table is information concerning persons known to the Company to be beneficial owners of more than five percent of the Company's outstanding Common Stock as of December
28, 2001:

                                     Amount and Nature of
Name and Address                     Beneficial Ownership     Percent
of Beneficial Owner                  of Common Stock          of Class

Estate of Herbert F. Imhoff          1,378,133(1)             26.28
Herbert F. Imhoff, Jr., Co-Executor*
One Tower Lane, Suite 2100
Oakbrook Terrace, IL  60181

*As co-executors of the estate of Herbert F. Imhoff, Mr. Imhoff,
Jr., Mark L. Imhoff and Brad A. Imhoff, have voting and dispositive power over the shares listed.
(1) Includes 123,387 option shares exercisable by the estate of Herbert F. Imhoff within 60 days of record date.

  The following information is furnished as of December 28, 2001, to indicate the beneficial ownership of the Company's outstanding common stock by each director and each "named executive officer," as defined below, individually, and all executive officers and directors as a group:

                              Amount and Nature of
Name of                       Beneficial Ownership        Percent
Beneficial Owner              of Common Stock*           of Class

Herbert F. Imhoff, Jr.           1,585,282(1)               29.25

Kent M. Yauch                       50,947(2)                  **

Sheldon Brottman                    76,082(3)                1.47

Delain G. Danehey                   42,687(3)                  **

Dennis W. Baker                      6,460(4)                  **

Joseph F. Lizzadro                  15,000(4)                  **

Gregory Chrisos                     43,837(5)                  **

Marilyn L. White                    41,297(6)                  **

All directors and executive      1,949,463(7)               34.26
officers as a group
(nine persons)

*Unless noted otherwise, the named individuals have sole voting and dispositive power over the shares listed.
**Represents less than 1%.
(1)Includes 10,161 shares held by Mr. Imhoff, Jr.'s son, 175,912 option shares exercisable by Mr. Imhoff, Jr. within 60 days of record date, and 123,387 option shares exercisable by the estate of Herbert F. Imhoff within 60 days of record date. Also included in this amount are 1,254,746 shares held by the Estate of Herbert F. Imhoff, with Herbert F. Imhoff, Jr., Mark L. Imhoff and Brad A. Imhoff as co-executors with voting and dispositive power over these shares.
(2)Includes 49,947 option shares exercisable within 60 days of record date.
(3)Includes 39,962 option shares exercisable within 60 days of record date.
(4)Includes 5,000 option shares exercisable within 60 days of record date.
(5)Includes 42,295 option shares exercisable within 60 days of record date.
(6)Represents option shares exercisable within 60 days of record date.
(7)Includes 10,161 shares held by Mr. Imhoff, Jr.'s son,
1,254,746 shares held by the estate of Herbert F. Imhoff, and 569,998 option shares exercisable by members of the group within 60 days of record date.




        COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

  The following table sets forth certain information regarding compensation awarded, earned or paid during each of the Company's last three fiscal years to the individuals serving as the Company's Chief Executive Officer during the 2001 fiscal year and the other three most highly-compensated executive officers.
These individuals are sometimes herein referred to as the "named executive officers."

                   Summary Compensation Table

                                                  Long-Term
                                                  Compensation
                                                  Awards -
Name and                            Annual        Securities    All Other
Principal              Fiscal    Compensation     Underlying    Compen-
Position               Year    Salary     Bonus   Options       sation*

Herbert F. Imhoff      2001   $353,111  $     -     15,000       $    -
Chairman and Chief     2000    445,280   22,264          -            -
Executive Officer      1999    404,800   40,480     23,000            -

Herbert F. Imhoff, Jr. 2001   $325,672  $     -     75,000       $2,550
Chairman and Chief     2000    273,460   27,346          -        2,550
Executive Officer      1999    248,600   24,860     34,500        2,400
President and Chief
Operating Officer

Marilyn L. White       2001   $180,000  $     -     10,000       $2,663
Vice President         2000    170,000   25,000          -        2,550
                       1999    150,000   36,526     11,500        2,625

Gregory Chrisos        2001   $175,000  $     -     10,000       $2,663
Vice President         2000    165,000   15,000          -        2,550
                       1999    150,000   68,956     11,500        2,624

Kent M. Yauch          2001   $155,833  $     -      7,500       $2,488
Vice President, Chief  2000    145,000   10,000          -        2,363
Financial Officer and  1999    130,000   10,000      5,750        2,325
Treasurer

*Amounts represent the Company's contribution to the Company's
401(k) Incentive Savings Plan.


Stock Option Grants

  The following table shows all grants of stock options in fiscal
2001 under the 1997 and 1999 Stock Option Plans, to each named executive officer. The exercise price of all options was the fair market value on the date of grant.

                Option Grants in Last Fiscal Year
                        Individual Grants

                               Percent
                               of Total
                  Number of    Options      Exercise
                  Securities   Granted to   or Base              Grant
                  Underlying   Employees    Price                Date
                  Options      in Fiscal    (Per     Expiration  Present
Name              Granted(1)   Year         Share)   Date        Value(2)


Herbert F. Imhoff   15,000       7.0%       $3.38    11/19/2010  $16,950
Herbert F.
  Imhoff, Jr.       25,000      11.6         3.38    11/19/2010   28,250
                    50,000      23.3         2.45     7/29/2011   37,500
Marilyn L. White    10,000       4.7         3.38    11/19/2010   11,300
Gregory Chrisos     10,000       4.7         3.38    11/19/2010   11,300
Kent M. Yauch        7,500       3.5         3.38    11/19/2010    8,475

(1) Options are immediately exercisable except those granted to Ms. White and Mr. Chrisos, which are exercisable two years after the date of grant.
(2) Present value calculations are based on the Black-Scholes option pricing model. The assumptions used for this calculation are an expected option life of 3 years, stock price volatility of 40%, a risk-free interest rate of 5.1% and a dividend yield of 0%.


Stock Option Exercises and Fiscal Year-End Stock Option Values

  The following table shows information with respect to each named executive officer concerning unexercised options held as of September 30, 2001, none of which were in-the-money. No options were exercised by any named executive officers during fiscal 2001.

            Aggregated Fiscal Year-End Option Values

                                    Number of Securities Underlying
                                    Unexercised Options at F/Y End
          Name                      Exercisable       Unexercisable

          Estate of Herbert F. Imhoff   123,387               -
          Herbert F. Imhoff, Jr.        175,912               -
          Marilyn L. White               41,297          10,000
          Gregory Chrisos                42,295          10,000
          Kent M. Yauch                  39,947               -



Compensation of Directors

  During the last fiscal year, directors, who were not full-time employees of the Company, were compensated at the rate of $2,000 per month. Compensation for non-employee Executive Committee members is $1,000 per meeting; however, no Executive Committee meetings were held in fiscal 2001. Since Audit Committee, Compensation Committee and Stock Option Committee meetings are held in conjunction with regular Board meetings, Committee members receive no additional fee for serving on these Committees.


Employment Agreements

  Herbert F. Imhoff had an employment agreement with the Company dated October 1, 1962, providing for exclusive continuous employment during a period of time mutually agreeable to the parties. He served as the Company's Chairman and Chief Executive Officer until his death on June 6, 2001 and continued to receive his base salary up through that date.

  During fiscal 2001, Herbert F. Imhoff and Herbert F. Imhoff, Jr. each had employment security agreements with the Company which provided for payments in the amount of twice their respective annual compensation, plus continued participation in any employment benefit plan maintained by the Company in which the executive participated at the date of termination, in the event that the employment of the executive would be terminated by the Company for any reason other than good cause within twenty-four months following a change of control of the Company.

  Herbert F. Imhoff, Jr. has been President and Chief Operating Officer of the Company since 1997 and continues to serve in that capacity. The Company entered into an employment agreement with Mr. Imhoff, Jr., effective August 1, 2001, to serve as Chairman of the Board and Chief Executive Officer, replacing his employment security agreement. The new agreement between Mr. Imhoff, Jr. and the Company provides for a three-year term of employment, at a minimum annual base salary of $450,000. Under the terms of the agreement, Mr. Imhoff, Jr. is also eligible to earn an annual performance bonus and is entitled to receive certain perquisites and benefits. In the event the Company would terminate his employment for any reason other than for cause, Mr. Imhoff, Jr. would be entitled to continue to receive compensation and benefits for a period of three years.

  The Company has employment agreements with Marilyn L. White, Gregory Chrisos and Kent M. Yauch. Under the terms of their agreements, these employees would be entitled to continuation of base salary for a one-year period as well as continuation of certain employee welfare benefits, if their employment were terminated following a change in control of the Company.



 REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  It is the responsibility of the Compensation Committee to review and recommend to the Board for approval, the compensation plans for the Company's Chief Executive Officer and Chief Operating Officer. This compensation review and evaluation considers the performance and contributions of these officers and compares the overall performance of the Company with others in its industry, while taking into account general economic and competitive conditions.

  The Chief Executive Officer establishes compensation programs covering the other executive officers of the Company, and the Compensation Committee reviews these programs on an annual basis.

  It is the goal of the Company's compensation programs to establish compensation levels that will enable the Company to retain talented individuals and motivate them to achieve stated objectives while providing them with competitive compensation opportunities based on their personal performance and contributions to the Company's success. To achieve this, the Company has compensation programs for its executive officers that consist of three primary components: base salary, annual performance bonus and stock option awards.

Base Salary

  Salaries for executive officers are reviewed on an annual basis, and discretionary adjustments to each executive officer's base salary are based upon the individual's performance and overall performance of the Company as a whole. It is believed that in fiscal 2001 the executive officers of the Company were compensated at levels comparable to their peers in other service and staffing businesses of similar size. No quantifying surveys or measurable statistics were utilized in determining executive compensation for fiscal 2001.

Performance Bonus

  Under the 2001 Executive Bonus Plan established November 2000 for the then Chief Executive Officer and for the then President and Chief Operating Officer, certain performance levels and profit goals for the Company were established. In addition, the Company had bonus plans in effect during fiscal 2001 covering Ms. White and Mr. Chrisos, under which the executives were eligible to receive a percentage of their respective region's profits that exceeded specified levels. Under the established bonus formulas for 2001, no bonuses were earned by any named executive officer.

Stock Option Awards

  As an additional incentive to improve performance, executive officers of the Company, including the Chief Executive Officer, are granted stock options from time to time. Stock options are granted by the Stock Option Committee and have an exercise price equal to the fair market value of the Company's stock on the date of grant, and thus reward the recipient only if the Company's stock price appreciates above the price on the date of grant.

Compensation of the Chairman of the Board and Chief Executive Officer

  During the Company's 2001 fiscal year and until his death in June 2001, as Chairman of the Board and Chief Executive Officer, Herbert F. Imhoff was paid a base salary at the rate of $467,544 per annum, and was provided with a bonus plan contingent upon the Company achieving specific earnings for fiscal 2001. No bonus was earned or paid to Mr. Imhoff during fiscal 2001.

  Herbert F. Imhoff, Jr. was named Chairman of the Board and Chief Executive Officer in July 2001, at an annual salary of $450,000, effective August 1, 2001. Mr. Imhoff, Jr. had a bonus plan for fiscal 2001 which was based upon the Company achieving certain earnings for the year. Since the specific performance level was not achieved, Mr. Imhoff, Jr. received no bonus award during fiscal 2001.

  In determining the base salary for Mr. Imhoff, Jr. when he assumed the position of Chief Executive Officer, the Compensation
Committee considered the compensation levels in effect for comparable positions with other publicly-traded staffing companies.

        Compensation Committee of the Board of Directors
                Sheldon Brottman, Committee Chair
                         Dennis W. Baker
                        Delain G. Danehey
                       Joseph F. Lizzadro


                        PERFORMANCE GRAPH

  The following graph compares the cumulative total return of the Company's common stock with that of a Peer Group Index and the Russell 2000. The graph assumes an investment of $100 on September 30, 1996 and that all dividends were reinvested.

  The Peer Group consists of Alternative Resources Corporation, Comforce Corporation, Headway Corporate Resources, Inc., K-force, Inc. (formerly Romac International, Inc.), Renaissance Worldwide, Inc. and SOS Staffing Services, Inc. For the purpose of this graph, Renaissance Worldwide is not considered a peer after June 21, 2001, when Renaissance announced that it intended to pursue a management buyout. The graph below excludes Renaissance after that date.


                  Total Return to Stockholders
              (Assumes $100 Investment on 9/30/96)

                (PERFORMANCE GRAPH APPEARS HERE)

                      Total Return Analysis
                    9/30/96  9/30/97  9/30/98  9/30/99  9/30/00  9/30/01

General Employment  $100.00  $163.54  $ 90.37  $ 75.09  $ 67.31  $ 28.36
Peer Group          $100.00  $122.11  $106.18  $ 37.52  $ 17.04  $ 21.61
Russell 2000        $100.00  $129.91  $106.80  $120.72  $149.22  $115.88




     REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of General Employment Enterprises, Inc. for the year ended September 30, 2001. In addition, the Audit Committee has discussed with Ernst & Young LLP, the independent auditors of the Company, with and without management present, the results of their examination of the financial statements. These discussions included the independent auditors' evaluations of the Company's internal controls, accounting policies, accounting estimates and any proposed adjustments arising from their audit of the financial statements.

  The Audit Committee has received and discussed a written communication required by Independence Standards Board Standard
No. 1 from Ernst & Young LLP regarding their independence from the Company.

  Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for filing with the Securities and Exchange Commission.

  The Audit Committee has also discussed with representatives of Ernst & Young LLP their proposal to serve as independent auditors of the Company for the year ending September 30, 2002, and based on these discussions, the Committee recommended that the Board of Directors approve the selection of Ernst & Young LLP.


            Audit Committee of the Board of Directors
               Delain G. Danehey, Committee Chair
                         Dennis W. Baker
                        Sheldon Brottman
                       Joseph F. Lizzadro



                      INDEPENDENT AUDITORS

  Ernst & Young LLP, independent auditors, have been auditors of the Company since 1985 and have been selected by the Board of Directors of the Company to serve as independent auditors for the Company for the year ending September 30, 2002.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.

  The following table shows the fees billed for the 2001 fiscal year:

     Audit fees                              $55,300
     Financial information systems
       design and implementation fees        $     -
     All other fees (primarily related
       to audits of a retirement plan
       and an acquired business)             $39,100

  In making its recommendation to appoint Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2002, the Audit Committee considered whether the provision of nonaudit services described above is compatible with maintaining their independence.




                          OTHER MATTERS

Proposals of Shareholders

  In order to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting of Shareholders, any shareholder proposal to take action at that meeting must be received by the Company at its address hereinabove, on or before September 17, 2002. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

  In addition, any shareholder wishing to bring business before an annual meeting must comply with certain provisions in the Company's By-Laws. The Company's By-Laws establish an advance notice procedure with regard to certain matters to be brought before an annual meeting of shareholders of the Company other than by or at the direction of the Board of Directors of the Company. Such notice generally must be delivered to or mailed to and received by the Secretary of the principal executive offices of the Company not less than 30 days nor more than 60 days before the meeting. The shareholder must also comply with certain other provisions set forth in the Company's By-Laws relating to the bringing of business before an annual meeting. For a copy of the Company's By-Laws, which includes the provisions relating to the bringing of business before an annual meeting, an interested shareholder should contact the Secretary of the Company, in writing, at One Tower Lane, Suite 2100, Oakbrook Terrace, Illinois 60181.


Manner and Costs of Solicitation

  The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by the use of mail, but certain officers and regular employees of the Company or its subsidiary, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain proxies.


Availability of Form 10-K

  The Company will furnish, upon request and without charge to each record or beneficial owner of its securities from whom it solicits proxies, a copy of its current annual report on Form 10-K including the financial statements and financial schedules thereto, filed with the Securities and Exchange Commission. Requests should be in writing and addressed to:

     Investor Relations Department
     General Employment Enterprises, Inc.
     Oakbrook Terrace Tower
     One Tower Lane, Suite 2100
     Oakbrook Terrace, Illinois  60181
     or E-mail to invest@genp.com



Other Business

  At the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  SHAREHOLDERS
WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR
SHARES TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE
ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.  NO
POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


  Directions to the location of this year's Annual Meeting can be obtained by contacting the Company's Investor Relations
Department at the above address or by calling (630) 954-0495.

                                   By Order of the Board of Directors



                                   Nancy C. Frohnmaier
                                   Secretary

Oakbrook Terrace, Illinois




                           APPENDIX A


            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
             OF GENERAL EMPLOYMENT ENTERPRISES, INC.
     One Tower Lane, Suite 2100, Oakbrook Terrace, IL 60181

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of GENERAL EMPLOYMENT ENTERPRISES, INC. hereby appoints HERBERT F. IMHOFF, JR. and SHELDON BROTTMAN, and each of them, as the proxies (with full power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on February 19, 2002 and any adjournment thereof. If a vote is not specified, said proxies will vote FOR election of directors.

1. Election of Directors, Nominees:
   D. W. Baker, S. Brottman, D. G. Danehey, H. F. Imhoff, Jr.,
   J. F. Lizzadro, K. M. Yauch

                        For, except vote withheld
FOR ___   WITHHOLD ___  from the following nominee(s): ____________

2. In their discretion, in the transaction of such other business as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes with an "X" but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation.

Please sign and date on the reverse side, and mail this proxy in the enclosed envelope as promptly as possible.


This proxy when properly executed will be voted as directed. If no direction is made, this proxy will be voted FOR the election of Directors. This proxy confers on the proxy holders the power of cumulative voting and the power to vote cumulatively for less than all of the nominees as described in the accompanying proxy statement.

  The Board of Directors recommends a vote FOR the election of Directors.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                              __________________________________

                              __________________________________
                              SIGNATURE(S)

                              DATED:_______________________, 2002
                                     (PLEASE INSERT DATE)